EXHIBIT 4


                      UNCONDITIONAL GUARANTY



     THIS UNCONDITIONAL GUARANTY, dated as of February 17, 1994 (the "Guaranty"), is given, jointly and severally, by Harley J. Greenfield, Edward B. Seidner and Fred J. Love (collectively referred to as the "Guarantors") and extended to Klaussner Furniture Industries, Inc. (the "Lender") for the benefit of Jennifer-New York, Inc. (the "Borrower").

     WHEREAS, the Borrower is a subsidiary of Jara Enterprises, Inc. ("Jara");

     WHEREAS, the Guarantors own all of the issued and outstanding capital stock of Jara;

     WHEREAS, the Lender has agreed to extend the due date of certain advances in the aggregate amount of $2,300,000 previously made by the Lender to the Borrower and to extend the due date of certain accounts payable by the Borrower to the Lender in the aggregate amount of $1,200,000 (collectively, the "Extensions");

     WHEREAS, without this Guaranty, the Lender would be unwilling to grant the Extensions to the Borrower;

     WHEREAS, because of the benefit to the Guarantors from the Lender's Extensions to the Borrower, the Guarantors agree to guarantee to the Lender the obligations of the Borrower as set forth herein;

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantors:

     1 . The Guarantors, jointly and severally, unconditionally guarantee the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of the Borrower to the Lender. If any or all indebtedness of the Borrower to the Lender becomes due and payable hereunder, the Guarantors, jointly and severally, unconditionally promise to pay such indebtedness to the Lender, or order, on demand, in lawful money of the United States. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower to the Lender heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished, and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise

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unenforceable, including without limitation, the obligations of the Borrower under that Promissory Note of even date herewith executed by the Borrower in favor or the Lender in the original principal amount of $3,500,000.00.

     2 . The Guarantors, jointly and severally, unconditionally guarantee the payment of any and all indebtedness of the Borrower to the Lender whether or not then due or payable by the Borrower upon (a) the death, dissolution, insolvency, or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, the Borrower or any of the Guarantors, or (b) the appointment of a receiver for, or the attachment, restraint of, or making or levying of any order of court or legal process affecting, the property of the Borrower or any of the Guarantors, and jointly and severally unconditionally promise to pay such indebtedness to the Lender, or order, on demand, in lawful money of the United States upon the occurrence of any such event.

     3 . This Guaranty may be terminated as to future transactions only upon written notice of termination thereof to the Lender, and such notice shall be deemed to be effective as of noon of the next succeeding business day following receipt thereof by the Lender. No such notice shall release the Guarantors from any liability as to any indebtedness which may be owing to or held by the Lender or in which the Lender may have any interest or for which the Guarantors or Borrower may be obligated at the time of receiving such notice, or from extensions and renewals thereof.

     4 . The liability of the Guarantors hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower, whether executed by the Guarantors or by any other party, and the liability of the Guarantors hereunder is not affected or impaired by (a) any direction of application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty or undertaking of the Guarantors or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any notice of termination hereof as to future transactions given by, or by the death or termination, revocation, or release of any obligations hereunder of, any other of the Guarantors or (e) any payment made to the Lender on the indebtedness which the Lender repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and the Guarantors, jointly and severally, waive any right to the deferral or modification of their obligations hereunder by reason of any such proceedings.

     5 .   The obligations of the Guarantors hereunder are joint
and several, and independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against any of the Guarantors whether or not action is brought against the Borrower or the other Guarantors and whether or not the Borrower or the other Guarantors be joined in any such action or actions. The Guarantors waive, to the fullest extent permitted by law, the

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benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof.

     6. The Guarantors authorize the Lender (whether or not after revocation or termination of this Guaranty) , without notice or demand (except as shall be required by applicable statue and cannot be waived), and without affecting or impairing their liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate, or otherwise change the time for payment of, or otherwise change the terms of any indebtedness or any part thereof, including an increase or decrease of the rate of interest thereon, (b) take and hold security for the payment of this Guaranty or any indebtedness and exchange, enforce, waive, and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine, and (d) release or substitute any one or more endorsers, guarantors, borrowers, or other obligors. The Lender may not assign this Guaranty, in whole or in part, without the consent of the Guarantors.

     7 . It is not necessary for the Lender to inquire into the capacity or powers of the Borrower or the officer, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     8. Any indebtedness of the Borrower now or hereafter held by any of the Guarantors is hereby subordinated to the indebtedness of the Borrower to the Lender; and such indebtedness of the Borrower to any of the Guarantors, if the Lender so requests, shall be collected, enforced, and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the indebtedness of the Borrower to the Lender but without affecting or impairing in any manner the liability of any Guarantors under the other provisions of this Guaranty. Any instruments now or hereafter evidencing any indebtedness of the Borrower to any of the Guarantors shall be marked with a legend that the same are subject to this Guaranty and, if the Lender so requests, shall be delivered to the Lender.

     9 . The Guarantors waive any right to require the Lender to
(a) proceed against the Borrower or any other party, (b) proceed against or exhaust any security held from the Borrower, or (c) pursue any other remedy in the Lender's power whatsoever. The Guarantors expressly waive any right conferred upon the Guarantors under N.C. Gen. Stat. 26-7, et seq. The Guarantors waive any defense based on or arising out of any defense of the Borrower other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Lender may, at its election, foreclose on any security held by the Lender by one or more judicial or nonjudicial sales or exercise any other right or remedy the Lender may have against the Borrower, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the indebtedness has been paid. The Guarantors waive any defense arising out of any such

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election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any security. The Guarantors shall have no right of subrogation, reimbursement, contribution, exoneration or indemnity whatsoever against the Borrower and waive any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower, and waive any benefit of, and any right to participate in any security now or hereafter held by the Lender. This waiver is expressly intended to prevent the existence of any claim (as defined in the Bankruptcy Code) in respect of such rights by the Guarantors against the estate of the Borrower and to prevent the Guarantors from being creditors of the Borrower due to such rights. The Guarantors waive all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantors assume all responsibility for being and keeping themselves informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which the Guarantors assume and incur hereunder, and agree that the Lender shall have no duty to advise the Guarantors of information known to it regarding such circumstances or risks.

     10. In addition to the amounts guaranteed hereunder, the Guarantors jointly and severally agree to pay reasonable attorneys' fees and all other costs and expenses incurred by the Lender in enforcing this Guaranty or in any action or proceeding arising out of, or relating to, this Guaranty. The word "Guarantors" shall mean all and any one or more of the parties to this Guaranty. This Guaranty and the liability and obligations of the Guarantors hereunder are binding upon the Guarantors and their respective heirs, executors, administrators, successors, and assigns, and inures to the benefit of and is enforceable by the Lender and its successors, transferees, and assigns.

     11. No right or power of the Lender hereunder shall he deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Lender.

     12. This Guaranty shall be deemed to be made under and shall be governed by the internal laws of the State of North Carolina in all respects, including matters of construction, validity, and performance, without regard to conflict of laws principles. The terms and provisions hereof may not be waived, altered, modified, or amended except in writing duly signed by an authorized officer of the Lender and by the Guarantors. The Guarantors and the Lender agree that any dispute arising out of this Guaranty shall be subject to the jurisdiction of both the state and federal courts in North Carolina. For that purpose the Guarantors each hereby submit to the jurisdiction of the state and federal courts in North Carolina. The Guarantors each further agree to accept service of process in any such dispute by registered or certified mail addressed to the Guarantor.

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     13 . If any of the provisions of this Guaranty shall
contravene or be held invalid under the laws of the State of North Carolina, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     14.  This Guaranty is in addition to the Continuing Guaranty
Agreement dated February 26, 1993, among the Guarantors and the Lender, which continues in full force and effect.

     IN WITNESS WHEREOF, the undersigned Guarantors have executed this Guaranty as of the date first above written.


                                /S/Harley J. Greenfield    (SEAL)
                                Harley J. Greenfield

                                /S/Edward B. Seidner       (SEAL)
                                Edward B. Seidner

                                /S/Fred J. Love            (SEAL)
                                Fred J. Love

ACCEPTED:
KLAUSSNER FURNITURE INDUSTRIES, INC.
P. O. Drawer 220
Asheboro, NC 27204
By: /S/Robert C. Shaffner
Its: Vice President



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               AMENDMENT TO UNCONDITIONAL GUARANTY



     Reference is made to the Unconditional Guaranty (the "Unconditional Guaranty") dated as of February 17, 1994, made and given, jointly and severally, by Harley J. Greenfield, Edward B. Seidner and Fred J. Love (collectively referred to as the "Guarantors") and extended to Klaussner Furniture Industries, Inc. (the "Lender") for the benefit of Jennifer-New York, Inc. (the "Borrower"). Unless otherwise defined herein, terms in the Unconditional Guaranty shall have their defined meanings herein.

     WHEREAS, by letter agreement dated November 7, 1994, the Guarantors confirmed their joint and several obligations to the Lender under the Unconditional Guaranty, notwithstanding the transactions referred to in said letter agreement; and

     WHEREAS, in connection with the execution and delivery of this Amendment, the Promissory Note referred to in the Unconditional Guaranty is being amended and restated at the request of the Borrower and the Guarantors; and

     WHEREAS, the Guarantors have consented to the amendment and restatement and have agreed to amend the Unconditional Guaranty to refer to the Amended and Restated Promissory Note of Borrower dated as of January 1, 1995, a copy of which is attached hereto as Exhibit A and incorporated herein by reference;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Unconditional Guaranty shall be amended by deleting paragraph 1 in its entirety and inserting in lieu thereof the following:

          "1. The Guarantors, jointly and severally, unconditionally guarantee the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of the Borrower to the Lender.
     If any or all indebtedness of the Borrower to the Lender becomes due and payable, the Guarantors, jointly and severally, unconditionally promise to pay such indebtedness to the Lender, or order, on demand, in lawful money of the


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     United States.  The word "indebtedness" is used
     herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower to the Lender heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished, and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. Accordingly, the indebtedness guaranteed hereby includes, without limitation, the obligations of the Borrower under that Promissory
     Note dated as of February 17, 1994, executed by the Borrower in favor of the Lender in the original principal amount of $3,500,000, as amended and restated by Amended and Restated Promissory Note dated as of January 1, 1995, in the original principal amount of $3,500,000."

     Except as expressly amended hereby, the Unconditional Guaranty shall remain in full force and effect, and each of the Guarantors hereby confirms that his joint and several liability thereunder continues to be absolute and unconditional and that the rights and remedies of Lender thereunder continue unaffected and unimpaired.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of January 1, 1995.


                               /S/Harley J. Greenfield
                               Harley J. Greenfield

                               /S/Edward B. Seidner
                               Edward B. Seidner

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                               /S/Fred J. Love
                               Fred J. Love

ACCEPTED:

KLAUSSNER FURNITURE INDUSTRIES, INC.
P. O. Drawer 220
Asheboro, NC 27204

By:  /S/Robert C. Shaffner
     Robert C. Shaffner
     Senior Vice President


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               AMENDMENT TO UNCONDITIONAL GUARANTY



     Reference is made to the Unconditional Guaranty (the "Unconditional Guaranty") dated as of February 17, 1994, made and given, jointly and severally, by Harley J. Greenfield, Edward B. Seidner and Fred J. Love (collectively referred to as the "Guarantors") and extended to Klaussner Furniture Industries, Inc. (the "Lender") for the benefit of Jennifer-New York, Inc. (the "Borrower"). Unless otherwise defined herein, terms in the Unconditional Guaranty shall have their defined meanings herein.

     WHEREAS, by letter agreement dated November 7, 1994, the Guarantors confirmed their joint and several obligations to the Lender under the Unconditional Guaranty, notwithstanding the transactions referred to in said letter agreement; and

     WHEREAS, by Amendment dated as of January 1, 1995, the Unconditional Guaranty was amended to refer to the Borrower's
Amended and Restated Promissory Note dated as of January 1, 1995;
and

     WHEREAS, in connection with the execution and delivery of this Amendment, the Amended and Restated Promissory Note dated as of January 1, 1995 is being amended and restated at the request of the Borrower and the Guarantors; and

     WHEREAS, the Guarantors have consented to the amendment and restatement and have agreed to amend the Unconditional Guaranty to refer to the Amended and Restated Promissory Note of Borrower dated as of March 1, 1996, a copy of which is attached hereto as Exhibit A and incorporated herein by reference;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Unconditional Guaranty, as heretofore amended, shall be further amended by deleting paragraph 1 in its entirety and inserting in lieu thereof the following:

          "1. The Guarantors, jointly and severally, unconditionally guarantee the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of the Borrower to the Lender. If any or all indebtedness of the Borrower to the Lender becomes due and payable, the Guarantors, jointly and severally, unconditionally promise to pay such indebtedness to the Lender, or order, on demand, in lawful money of the United States. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower to the Lender heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished, and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable. Accordingly, the indebtedness guaranteed hereby includes, without limitation, the obligations of the Borrower under that Promissory Note dated as of February 17, 1994, executed by the Borrower in favor of the Lender in the original principal amount of $3,500,000, as amended and restated by Amended and Restated Promissory Note dated as of January 1, 1995, in the original principal amount of $3,500,000, and as amended and restated by Amended and Restated Promissory Note dated as of March 1, 1996, in the original principal amount of $2,800,000."

     Except as expressly amended hereby, the Unconditional Guaranty shall remain in full force and effect, and each of the Guarantors hereby confirms that his joint and several liability thereunder continues to be absolute and unconditional and that the rights and remedies of Lender thereunder continue unaffected and unimpaired.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of March 1, 1996.

                                      /S/Harley J. Greenfield
                                      Harley J. Greenfield

                                      /S/Edward B. Seidner
                                      Edward B. Seidner

                                      /S/Fred J. Love
                                      Fred J. Love

ACCEPTED:

KLAUSSNER FURNITURE INDUSTRIES, INC.
P. O. Drawer 220
Asheboro, NC  27204

By: /S/Robert C. Shaffner
    Robert C. Shaffner
    Senior Vice President



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